UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 3, 2010
APPROACH RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33801 (Commission File Number)	51-0424817 (IRS Employer Identification No.)

One Ridgmar Centre
6500 West Freeway, Suite 800
Fort Worth, Texas (Address of principal executive offices)	76116 (Zip Code)
(817) 989-9000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
     Approach Resources Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”) on June 3, 2010. At the Annual Meeting, all matters voted upon were approved with the required votes. At the Annual Meeting, the Company’s stockholders were asked to (1) elect two Class III directors to serve on the Company’s Board of Directors for a term expiring at the Company’s 2013 Annual Meeting of Stockholders, and (2) ratify the appointment of Hein & Associates LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. Each of these items is more fully described in the Company’s proxy statement filed with the Securities and Exchange Commission on April 23, 2010.
     The certified results of the matters voted upon at the Annual Meeting are as follows:
     Proposal No. 1 — Election of Class III Directors: The election of each Class III director was approved as follows:

Nominee	For	Withheld	Broker Non-Votes
J. Ross Craft	18,075,963	72,910	2,007,826
Bryan H. Lawrence	15,853,024	2,295,849	2,007,826
     Proposal No. 2 — Ratification of the Appointment of Hein & Associates LLP: The ratification of the appointment of Hein & Associates LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2010, was approved as follows:

For	Against	Abstentions	Broker Non-Votes
20,151,540	3,341	1,818	0

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPROACH RESOURCES INC.
By:	/s/ J. Curtis Henderson
J. Curtis Henderson
Executive Vice President and General Counsel

Date: June 4, 2010